Assessment of the Mesa Fire June 29, 2015 GTAT Corporation Copyright 2015. All rights reserved. Confidential

Executive Summary • On Tuesday May 26 a fire broke out on the Mesa factory roof in the area of rooftop solar panels • Fire Cause and Origin investigation is on-going – Investigation focusing on rooftop solar array; awaiting results of on-site cause and origin analysis; GT not responsible for maintaining building or facility infrastructure; GT had no involvement in cause of fire – Apple is highly focused on root cause identification and prevention of recurrence of event; GT believes Apple’s efforts are adequate to insure root cause is identified and recurrence is prevented. • Fire was contained to the roof – Water damage occurred inside the building in area of fabrication inspection equipment – Light smoke also entered the building and spread throughout • Residue on ASF crystal growth equipment similar to residue from process – no likely effect on operability, pending further test results expected July 3 • Total loss of most or all of inspection equipment directly below fire – loss in the range of $10-14M fully covered by insurance GTAT Corporation Copyright 2015. All rights reserved. 2 Confidential

The Fire • Fire on roof at location of solar array, near loading dock, at approximately 11 am on May 26 • Solar panels are thin film solar panels (cadmium telluride) manufactured by First Solar • Fire extinguished within 30 minutes • Approximately 50 ft. diameter roof area burned through rubber and insulation to expose corrugated metal roof • Significant water entered fabrication area through open roof vent and interior sprinklers • Light smoke throughout facility • Particulates on furnaces; composed primarily of soot and char, some metals (including cadmium) at levels below threshold of concern, including for OSHA purposes GTAT Corporation Copyright 2015. All rights reserved. 3 Confidential

Mesa Roof Fire in Area of Solar Panels GTAT Corporation Copyright 2015. All rights reserved. 4 Mesa Roof, May 26, 11:00 am Fire was extinguished in approximately 30 minutes Confidential

Interior Photo GTAT Corporation Copyright 2015. All rights reserved. 5 Inspection room directly below fire, showing open vent, damaged ceiling & damaged inspection equipment Confidential

Factory Layout and Test Sample Locations Fabrication Area Area Below Roof Fire (approx) Crystal Growth Area Small colored text indicates test sample locations (120 locations) Confidential GTAT Corporation Copyright 2015. All rights reserved. 6

GT Internal and External Teams

- GT Mesa Fire Analysis Project Owner: Paul Beaulieu, VP Sapphire Equipment (ties directly to ASF equip responsibility)
  - Dr. Raghavan, VP, CTO – all technical matters and analysis
  - Joe Loiselle, VP Advanced Systems Integration – crystal growth facilities expert and detailed project manager
- External Team Members
  - Randy Goodman, expert loss consultant, Goodman-Gable-Gould/Adjusters International (35 years experience)
  - Robin Cohen, Kasowitz, Benson, Torres & Friedman LLP (coverage counsel)
  - Jeffery Schwenk, Continental Machinery Inc. (industrial equipment disaster recovery expert)
  - Armstrong Forensic Laboratory, Inc.(testing lab & industrial hygienist)

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Damage Assessment

- Sampling of particulates
  - Swab samples (~33) from equipment taken by insurance carrier
  - More extensive equipment samples (~360) also taken by GT's adjuster
  - Additional samples taken from equipment and control cabinets, building structure and HVAC systems (~180)
  - Samples taken from ASF chamber interiors
- Test results
  - Soot and char on ASF units substantially similar to soot and char from process.
  - Low levels of anions (corrosive contaminants) – below level of concern for ASF units
  - Presence of cadmium at very low levels on surfaces, but not airborne and below level of concern for ASF units
- Additional testing of chemical composition of particulates to be completed by July 3rd to insure adequate coverage of all relevant areas in facility and to provide a statistically significant sample

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Likely Total Loss of Inspection Equipment in Room Directly Below Fire Intego sapphire inspection equipment, hoists and other assets • Insured for full replacement value: ~$14M • Claim status: 33 of 51 units declared total loss; evaluation of remaining units in process Interior of Inspection Room GTAT Corporation Copyright 2015. All rights reserved. 9 Confidential

Insurance Summary • Property insurance limit: $400M – Note: Business interruption and service interruption sub- limits apply to $400M total • In the unlikely event that damage is found to have occurred to the ASF units, GT has proposed to Apple a stipulation to permit use of insurance proceeds for repair/remediation. GTAT Corporation Copyright 2015. All rights reserved. 10 Confidential

Summary • Damage to ASF units appears highly unlikely • Damage to equipment in the fabrication area, including total loss of most of the Intego inspection units. • No obligation to Apple in connection with insurance proceeds from non-ASF equipment. GTAT Corporation Copyright 2015. All rights reserved. 11 Confidential